Exhibit 4.3

SECOND AMENDMENT

OF

OPTUM PARTNER SERVICES

EXECUTIVE SAVINGS PLAN

WHEREAS, Optum Medical Services, P.C. (“Optum”), has established and maintains the Optum Partner Services Executive Savings Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees of Optum and certain of its affiliates, most recently amended and restated, effective as of January 1, 2019; and

WHEREAS, Optum wishes to amend the Plan, effective as of the dates set forth below, for the purpose of recognizing certain new participating related Employers.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended in the following respects, effective as of the dates set forth below:

1.    ADDITION OF 4C MEDICAL GROUP, PLC. Schedule I to the Plan is amended, in the form attached hereto as Exhibit A, to add 4C Medical Group, PLC to the list of Employers set forth therein, effective as of September 15, 2019.

2.    ADDITION OF ROBERT B. McBEATH, M.D. II, P.C. Schedule I to the Plan is further amended, in the form attached hereto as Exhibit B, to add Robert B. McBeath, M.D. II, P.C. to the list of Employers set forth therein, effective as of October 1, 2019.

3.    SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

IN WITNESS WHEREOF, Optum has caused these presents to be executed, as of the date and year written below and effective as of the date indicated in each of the foregoing amendment clauses.

Executed September 13, 2019.

OPTUM MEDICAL SERVICES, P.C.

/s/ Ronald Shumacher, M.D.
Ronald Shumacher, M.D., President

Exhibit A

SCHEDULE I

EMPLOYERS PARTICIPATING

IN THE

OPTUM PARTNER SERVICES EXECUTIVE SAVINGS PLAN

(Effective as of September 15, 2019)

Optum Medical Services, P.C. (Plan Sponsor)

4C Medical Group, PLC

Centers for Family Medicine, GP

Greater Phoenix Collaborative Care, P.C.

Inspiris Medical Services of New Jersey, P.C.

Inspiris of Michigan Medical Services, P.C.

Inspiris of New York Medical Services, P.C.

Inspiris of Texas Physicians Group

Medical Clinic of North Texas, PLLC

Memorial Healthcare IPA, GP

Monarch HealthCare, A Medical Group, Inc.

Optum Clinic, P.A.

Optum Medical Services of Colorado, P.C.

ProHealth Physicians, P.C.

Riverside Pediatric Group, P.C.

Robert B. McBeath, M.D., P.C.

Robert B. McBeath, M.D. III, P.C.

TeamMD Physicians of Texas, Inc.

TeamMD Physicians, P.C. (formerly known as Mobile Medical Professionals, Inc.)

WellMed Medical Group, P.A.

WellMed Networks Florida, Inc.

WellMed Networks, Inc.

WND Medical, PLLC dba WellMed Family Care

XLHome, P.C

XLHome of Michigan, P.C.

XLHome Northeast, P.C.

XLHome Oklahoma, Inc.

Exhibit B

SCHEDULE I

EMPLOYERS PARTICIPATING

IN THE

OPTUM PARTNER SERVICES EXECUTIVE SAVINGS PLAN

(Effective as of October 1, 2019)

Optum Medical Services, P.C. (Plan Sponsor)

4C Medical Group, PLC

Centers for Family Medicine, GP

Greater Phoenix Collaborative Care, P.C.

Inspiris Medical Services of New Jersey, P.C.

Inspiris of Michigan Medical Services, P.C.

Inspiris of New York Medical Services, P.C.

Inspiris of Texas Physicians Group

Medical Clinic of North Texas, PLLC

Memorial Healthcare IPA, GP

Monarch HealthCare, A Medical Group, Inc.

Optum Clinic, P.A.

Optum Medical Services of Colorado, P.C.

ProHealth Physicians, P.C.

Riverside Pediatric Group, P.C.

Robert B. McBeath, M.D., P.C.

Robert B. McBeath, M.D. II, P.C.

Robert B. McBeath, M.D. III, P.C.

TeamMD Physicians of Texas, Inc.

TeamMD Physicians, P.C. (formerly known as Mobile Medical Professionals, Inc.)

WellMed Medical Group, P.A.

WellMed Networks Florida, Inc.

WellMed Networks, Inc.

WND Medical, PLLC dba WellMed Family Care

XLHome, P.C

XLHome of Michigan, P.C.

XLHome Northeast, P.C.

XLHome Oklahoma, Inc.